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                              COMPUTATION OF EARNINGS PER SHARE

                                          Exhibit 11


                                                THREE MONTHS ENDED        NINE MONTHS ENDED
                                                   SEPTEMBER 30,           SEPTEMBER 30,

                                               1996         1995         1996         1995
                                            -----------  -----------  -----------  -----------

PRIMARY:
Net income                                  $ 3,125,000  $ 1,435,000  $ 8,031,000  $ 3,106,000
                                            ===========  ===========  ===========  ===========

Shares as adjusted:
Weighted average common shares outstanding   23,871,409   18,114,728   22,577,376   15,572,997
Assumed conversion of Series A convertible
  preferred stock                                     -    1,039,748            -    2,153,793
Incremental shares from outstanding stock
  options as determined under the treasury
  stock method                                  319,537      376,715      361,580      303,971
                                            -----------  -----------  -----------  -----------

Shares as adjusted                           24,190,946   19,531,191   22,938,956   18,030,761
                                            ===========  ===========  ===========  ===========

Net income per share                        $       .13  $       .07  $       .35  $       .17
                                            ===========  ===========  ===========  ===========



FULLY DILUTED:
Net income                                  $ 3,125,000  $ 1,435,000  $ 8,031,000  $ 3,106,000
                                            ===========  ===========  ===========  ===========

Shares as adjusted:
Weighted average common shares outstanding   23,871,409   18,114,728   22,577,376   15,572,997
Assumed conversion of Series A convertible
preferred stock                                       -    1,039,748            -    2,153,793
Incremental shares from outstanding stock
options as determined under the treasury
stock method                                    393,088      418,871      420,860      418,871
                                            -----------  -----------  -----------  -----------

Shares as adjusted                           24,264,497   19,573,347   22,998,236   18,145,661
                                            ===========  ===========  ===========  ===========

Net income per share                        $       .13  $       .07  $       .35  $       .17
                                            ===========  ===========  ===========  ===========

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